Exhibit 32.1
NORDSTROM, INC.
1617 SIXTH AVENUE
SEATTLE, WASHINGTON 98101
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Nordstrom, Inc (the “Company”) on Form 10-Q for the period ended May 3, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Blake W. Nordstrom, President (Principal Executive Officer), and Michael G. Koppel, Executive Vice President and Chief Financial Officer (Principal Financial Officer), of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 10, 2008

/s/ Blake W. Nordstrom

Blake W. Nordstrom President

/s/ Michael G. Koppel

Michael G. Koppel Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Nordstrom, Inc. and will be retained by Nordstrom, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.